<Page 47>
                         DISTRIBUTION AGREEMENT

This Distribution Agreement (the "Agreement") dated for reference the 28th day of July, 1999

BETWEEN:

           SKINVISIBLE PHARMACEUTICALS, INC.,
           a Nevada Corporation having its head office
           at 3095 E. Patrick Lane, Suite 1
           Las Vegas, Nevada, USA   89120
           Fax # (702) 433-7192

           (the "Company")

                                               OF THE FIRST PART

AND:

           EYI INTERNATIONAL LIMITED
           a Cayman Island Company having its head office at PO Box 1320 GT George Town
           Grand Cayman, Cayman Islands
           Fax # (345) 94902135

           (the "Distributor")

                                               OF THE SECOND PART

WHEREAS:

A. The Company has developed a line of hand lotion products which are marketed under the name "Skinvisible".

B. The Distributor wishes to acquire certain rights to market and distribute the Company's Skinvisible hand lotion products outside of North America on the terms and conditions contained herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.     DEFINITIONS

In this Agreement, the following words and phrases shall have the following meanings:

     (A) "Confidential Information of the Company" means all business plans, trade secrets, design concepts, knowledge, information, production technology, processes, know how, business projections, customer lists and intellectual property concerning or relating to the business of the Company and the Products, including the Manufacturing Information, which may be communicated to, acquired by, or learned

<Page 48>
of by the Distributor from the Company, whether or not such information is subject to proprietary protection at law;


(B)	"Confidential Information of the Distributor" means all
customer lists, independent sales agent lists, direct sales marketing contacts and information, business plans, trade secrets, knowledge, information, know how, business projections, computer software programs and intellectual property concerning or relating to the business of the Distributor which may be communicated to, acquired by, or learned of by the Company from the Distributor, whether or not such information is subject to proprietary protection at law;

(3	"Direct Selling Market" means that portion of the Retail
Market characterized by person-to-person, multi-level or network marketing;

(4	"Future Products" means any future products developed by
the Company marketed under the name "Skinvisible" and using the same polymer base as the Products;

(5	"Industrial Market" means the commercial, institutional
and industrial market for the Products;

(6	"Manufacturing Information" means all information,
technology, data and trade secrets relating to the manufacture of the Products;

(7	"North America Distribution Agreement" means the
distribution agreement dated July 27, 1999 between the Company and Essentially Yours Industries Limited for the distribution of the Products in North America;

(8	"Patents" means any patents underlying the Products which
are owned or may be owned by the Company or licensed or which may be licensed to the Company;

(9	"Products" means the following hand lotion products
marketed by the Company under the trade name
"Skinvisible":

(11	Skinvisible Medical Formula;
(12	Skinvisible Food Service Formula;
(13	Skinvisible Personal Formula;
(14	Skinvisible Industrial Formula;
(15	Skinvisible Salon Formula.

(10	"Retail Market" means the retail market for the Products
whereby the Products are sold to the public or to re-sellers for sale to the public and is deemed to exclude the Industrial Market;

<Page 49>

(11	"Schedule A Countries" means those countries listed in
Schedule A to this Agreement and those countries which are deemed to be Schedule A Countries in accordance with
Section 3.1 of this Agreement;



(12	"Schedule B Countries" means those countries listed in
Schedule B to this Agreement and those countries which are deemed to be Schedule B Countries in accordance with
Section 3.1 of this Agreement;

(13	"Term" has the meaning described in Section 14.1 of this
Agreement.

(14	"Territory" means the territory comprised of the Schedule
A Countries and the Schedule B Countries;

(15	"Trade Name" means the tradename "Skinvisible" and the
trademark "Skinvisible" in the event that the Company is granted trademark protection by the United States Patent and Trademark Office.


2.	Grant of Distribution Rights

2.1	In consideration of the sum of One ($1.00) USD and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Company and subject to the terms and conditions of this Agreement, the Company hereby grants to the Distributor the exclusive rights to market, distribute and sell the Products to the Retail Market within the Territory for the Term of this Agreement (the "Distribution Rights"). The Distribution Rights will include the following rights:

(1	the right to market, distribute and sell the Products;

(2	the right and license to use the Trade Name in connection
with the marketing, distribution and sale of the Products.

2.2	The Distributor will have the right to market, distribute and sell the Products to the Retail Market using whatever methods/sales programs it deems appropriate in the various countries in the Territory, subject to the terms and conditions of this Agreement.

2.3	The Distribution Rights will extend to the right and license to use the trademark "Skinvisible" in the event that the Company's application to the United States Patent and Trademark Office for the registration of "Skinvisible" as a trademark is approved. The Distributor acknowledges that there is no assurance that trademark protection will be granted by the United States Patent and Trademark Office.


3.	Option to Expand Territory

<Page 50>

3.1	The Company grants to the Distributor the option to expand the
Territory to include additional countries on the following basis (the "Option"):

(20	the Option will be exercisable during the initial term of
this Agreement;

(21	the Option may be exercisable from time to time in
respect of any country not included within the Territory, excluding Canada, the United States and Mexico;



(22	the Option will be exercisable with respect to a country
by the Distributor placing an order with the Company for a minimum of 25,000 oz of Product for the country (to be paid once approval is obtained) and by the Distributor paying for the cost of obtaining applicable approvals and registrations for sales in the country in accordance with
Section 5.1 of this Agreement;

(23	any order to be placed by the Distributor pursuant to
Section 3.1(c) would be subject to the Company obtaining all applicable approvals and registrations for sales of the Products in the country;

(24	the country will become a part of the Territory upon the
Company achieving all applicable permits for sales of the Products in the country and the Distributor having completed payment for the cost of obtaining the applicable approvals and registrations;

(25	the country in respect of which the Option is exercised
will be deemed to be a Schedule A Country unless the laws of the country prohibit direct sales marketing, in which event the country will be deemed to be a Schedule B
Country.

3.2	The Distributor will have a right of first refusal to acquire the Distribution Rights for those countries not within the Territory, other than the countries of Canada, United States and Mexico, on the following basis:

(1	Upon the receipt by the Company from a third party of a
written offer to enter into an agreement for the marketing, distribution and sale of the Products for a country or countries not within the Territory, other than the countries of Canada, United States and Mexico, (the
"Third Party Proposal") and the determination of the Company to accept the Third Party Proposal, subject to compliance with the terms and conditions of this Agreement, then the Company will deliver to the Distributor notice of the Distributor's right to enter into an agreement with the Company for the marketing, distribution and sale of the Products within such country on the terms and subject to the conditions of the Third
Party Proposal (a "Right of First Refusal Notice");

(2	Upon delivery of a Right of First Refusal Notice, the
Distributor will have a period of thirty days in which to accept or reject the offer to enter into an agreement with the

<Page 51>

Company for the marketing, distribution and sale of the Products on the terms and subject to the conditions of the Third Party Proposal;

(3	In the event of acceptance by the Distributor of the
Right of First Refusal Notice, then the Distributor and the Company will enter into an agreement with the Company for the marketing, distribution and sale of the Products on the terms and subject to the conditions of the Third Party Proposal;

(4	In the event that the Distributor does not accept the
Company's offer, then the Company will have the right to enter into an agreement with the third party for the marketing, distribution and sale of Products within the applicable country or countries on the terms and subject to the conditions of the Third Party Proposal.


(5	In the event the Company does not enter into the
agreement with the third party on the terms of the Third
Party Proposal, then the terms and conditions of this
Section 3.2 will apply to any new proposal or counter-proposal from the third party or a new third party.


4.	Product Prices

4.1	The prices to be paid by the Distributor to the Company for
the Products are as follows, subject to adjustment as provided in
Section 4.2 (the "Product Prices"):

Product Size                         Price
------------                         -----
2-oz bottle                          $1.94 US
4-oz bottle                          $2.78 US
8-oz bottle                          $4.46 US
16-oz bottle                         $7.85 US

4.2	The Product Prices will be fixed for the 1999 calendar year.
Such prices shall be exclusive of all city, state and federal taxes, including, without limitation, manufacture, value added, sales, use, receipts, gross income, excise, occupation or similar taxes, which obligations attributable to the manufacture and sale to the Distributor are the obligations of the Distributor.
Following the initial 1999 period, unless agreed otherwise by the parties in writing, the Company shall have the right to adjust prices not more than once per year and then only to the extent necessary to cover increased costs and expenses. In the event of such a price increase, the Company will supply the Distributor written notice of the price increases. Price increases shall take effect on the date designated by the Company, but in no event earlier than one hundred twenty (120) days following receipt of notice of such increase by the Distributor. Any purchase order placed by the Distributor prior to the expiration of said one hundred twenty (120) day period shall by filled by the Company at the pre-increase price.

<Page 52>

4.3	The Distributor will pay to the Company 25% of the aggregate price for all Products at the Product Price ordered (the "Order
Price") upon submission of an order for Products to the Company.

4.4	The Company will invoice the Distributor for all Products sold to the Distributor at the Product Prices. The Distributor will pay the balance of the Order Price to the Company for all orders of Products within thirty (30) days of the date of delivery FOB Las
Vegas, Nevada.

4.5	The Distributor shall have the right to establish its own
selling prices for Products to the Retail Market within the Territory.

4.6	The determination of sales, marketing strategies, and selling prices for the Products to the Retail Market within the Territory will be the sole responsibility of the Distributor.

4.7	All references to money or currency herein contained shall
mean lawful money of the United States of America.



4.8	Each order placed by the Distributor for the purchase of any
Products shall be subject to the terms and conditions of this Agreement.

4.9	All purchases of Products will be in units of 2 ounce, 4
ounce, 8 ounce or 16 ounce bottles, unless the Parties agree otherwise.

4.10	The Company will deliver all Products to the Distributor FOB
Las Vegas, Nevada within 42 days of the date of receipt of an order for Products by the Distributor.


5.	Approvals

5.1	In regard to obtaining registration of the Products and
approval for sale of the Products in each country within the Territory the following terms shall govern:

a)	the Distributor shall provide written notice to the Company
of its intention to commence sales/marketing activities in a country;

b)	the Company shall forthwith undertake to use its reasonable
best efforts to obtain the necessary approvals and registrations for its Products in the countries indicated;

c)	the out of pocket costs of the application for registration
and approval, excluding the Company's own internal costs and expenses, shall be paid by the Distributor;

d)	in the event that the Company chooses at a later date to
enter into the Industrial Market in that certain country for which approvals and registrations have been received and relies upon the approvals paid for by the Distributor then:

<Page 53>

i)	if the Distributor is still actively marketing in such
country the Company shall reimburse the Distributor 50% of the costs and expenses paid by the Distributor in regard to such approvals and registrations;

ii)	if the Distributor has ceased actively marketing in
such country then the Company shall reimburse the Distributor 100% of the costs and expenses paid by the Distributor in regard to such approvals and registrations if the Company continues to sell Products in the country.


6.	Limitations on the Distribution Rights

6.1	The Distributor will use its reasonable best efforts to ensure that the Distributor does not distribute or sell any Products for re-sale to any person or Company in the Industrial Market within the Territory or in any market outside the Territory.

6.2	The Distributor will not, directly or indirectly, sell, assign or grant to any other person, firm or corporation, the right to sell, or distribute the Products to the Industrial Market within the Territory.



6.3	The Distribution Rights do not extend to any products
manufactured by the Company and marketed under the "Skinvisible" name other than the Products.

6.4	The Distributor will not market, distribute or sell any
products similar to or competitive with the Products during the Term of this Agreement, save and except those products already part of Distributor's existing product line.

6.5	Nothing in this Agreement shall be deemed in any way to
constitute any transfer or assignment by the Company of any Patents or Confidential Information to the Distributor or to give the Distributor any right, title or interest in or to any Patents or Confidential Information. The Distributor acknowledges that all patents pertaining to the Products or Confidential Information are and shall remain the exclusive property of the Company.

6.6	The Distributor will not purchase Products from any person
other than the Company.

6.7	Nothing in this Agreement shall limit the right of the Company to market, distribute and sell products with the same or similar formulations under different product names and labels, not to be confusing with the name "Skinvisible", with the express exclusion of the Direct Selling Market for Schedule A Countries and the
Retail Market for Schedule B Countries.


7.	Sub-Distributors

<Page 54>

7.1	The Distributor will have the right to appoint sub-
distributors within the Territory, provided that each sub-distributor is appointed on the following terms and conditions:

a)	each sub-distributor will enter into a sub-
distributorship agreement with the Distributor on terms and conditions acceptable to the Company and which will bind the sub-distributor to the terms and conditions set forth in this Agreement;

b)	the Distributor shall provide the Company a copy of each
executed sub-distributorship agreement within 30 days of execution in order that the Company can verify compliance of the sub-distributorship agreement with the terms and conditions of this Agreement.

c)	each sub-distributor must be an affiliate of the
Distributor. The term "affiliate" is defined as a person with whom the Distributor has entered into a distributorship relationship for products other than the Products in a country or state within the Territory or a person to whom the Company has consented to in writing as a sub-distributor acceptable to the Company. In determining whether a person is an acceptable sub-distributor, the Company will not unreasonably withhold its consent and will evaluate the potential sub-distributor based on the business experience and financial resources of the potential sub-distributor. Any request by the Distributor for approval for a potential sub-distributor will be in writing and will include such written information as is reasonably necessary for the Company to determine whether or not to withhold its consent. The Company will advise the Distributor of its determination in writing within 14 days of the receipt of the written request of the Distributor and the required information.



7.2	The Distributor will not have any right to assign, sub-license or otherwise transfer any of the rights granted to the Distributor in this Agreement except as set forth in this Article 7.


8.		Additional Covenants of the Distributor

8.1	The Distributor will throughout the term of this Agreement:

(A)	refer to the Company all queries, orders and requests
relating to the purchase of Products intended for the Industrial Market within the Territory;

(B)	purchase and maintain a sufficient liability insurance
policy with reputable insurance companies in those jurisdictions in which the Distributor markets, distributes and sells the Products;

(C)	ensure that any advertising or promotional efforts
undertaken by the Distributor will be conducted in compliance with advertising and marketing guidelines established by the Company in order to ensure a consistent marketing and brand recognition of the Products;

<Page 55>

(D)	not make any claims with regards to the Products other than
those made by the Company;

(E)	comply with all applicable laws and regulations regarding
the distribution, marketing and sale of the Products within the Territory.


9.	Additional Covenants of the Company

9.1	The Company will during the term of this Agreement:

(A)	refer to the Distributor all queries, orders and requests
relating to the purchase of Products intended for the Retail Market within the Territory;

(B)	provide the Distributor with such information as the
Company considers appropriate in order to assist the Distributor in the preparation of sales promotion material and shall provide the Distributor with its sales promotional material relating to the Products in order to facilitate advertising of the Products within the Territory;

(C)	ensure all the Products meet the Company's specifications
for the applicable Products;


(D)	In addition to any warranty requirements pursuant to the
terms of this Agreement, all Products supplied by the Company and its manufacturers shall be of merchantable quality and shall meet any and all U.S. governmental standards applicable to such Products. The Distributor shall have the right, through its duly appointed representative, to examine, inspect and/or test any and all of the Products supplied by the Company, and the production lines, production facilities and storage facilities.
Without limiting the forgoing, the Company shall not alter or substitute any ingredients used in production of the Products without the prior written consent of Distributor and without compliance with U.S. governmental standards applicable to such products. The Company warrants that the goods delivered in accordance with this Agreement shall measure up to the same standard and analysis as the sample Products previously submitted to Distributor. The
Distributor may, but is not required to do so, from time to time, conduct laboratory tests on the Products to verify that the content (if applicable) of the Products conform to a Certificate of Analysis (the "Certificate") which must be provided to Distributor within 14 days following each shipment of Products(s). Such testing shall be conducted to assure quality control, and any material deviation from the Certificate shall be deemed a breach of this Agreement, or, at the election of the Distributor, the Company shall be required to immediately comply with supplying the Products in accordance with the criteria in the Certificate;

(F)	permit the Distributor and its affiliates to hold
themselves out as authorized distributors of the Products for the Retail Market within the Territory;

<Page 56>

(G)	Company agrees to furnish to the Distributor in a timely
manner Product Information (other than the composition of the Company's proprietary polymers) regarding the Products, which Product Information shall accurately describe the nature, character and prescribed use of the Products. Such information shall be appropriate for distribution to Consumers and Associates of Distributor in the discretion of the Distributor. The Product Information shall not misrepresent or in any way intentionally mislead
Distributor, its Associates or consumers with respect to the products. Distributor may incorporate such Product
Information in its sales and advertising and promotional literature and materials (the "Sales Materials") Said
Product Information utilised shall not be deemed as Confidential Information as set forth in this Agreement;

(H)	 Company has the right to supply and distribute the
Products and all components thereof, and the Products shall not and do not, constitute any known infringement of any license, trademark, copyright, patent or similar proprietary interest of any third party;

(I)	Company represents it has the capability to supply the
Products necessary to meet the anticipated sales of the Distributor for the duration of this Agreement;

(J)	Execution and delivery of this Agreement by the Company
has been duly authorized. The person executing this Agreement on behalf of the Company has full and proper authorization to execute same, and this Agreement is the valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms;

(K)	The Company warrants that it will provide delivery within
forty two (42) days, or less, of receipt of Distributor orders except in the case of disruption of transportation systems by "force majeure" or other factors in or other factors beyond the control of the Company.

<Page 57>

10.	Indemnification

10.1	Each of the parties agrees to indemnify and hold harmless the other party from any liability arising out of the act or omission of the indemnifying party, its servants, agents and representatives.


11.	Right of First Refusal for Future Products

11.1	The Distributor will have a right of first refusal to acquire the marketing, distribution and sales rights for Future Products for the Retail Market within the Territory on the following basis:

(A)	Upon the Company intending to market any Future Product
or upon the receipt by the Company from a third party of a written offer to enter into an agreement for the marketing, distribution and sale of any Future Product
(the "New Product Third Party Proposal") and the determination of the Company to accept the New Product
Third Party Proposal, subject to compliance with the terms and conditions of this Agreement, then the Company will deliver to the Distributor notice of the Distributor's right to enter into an agreement with the Company for the marketing, distribution and sale of the Future Product on the terms and subject to the conditions of the Company's proposal or the New Product Third Party
Proposal as the case may be (a "New Product Right of First Refusal Notice");

(B)	Upon delivery of a New Product Right of First Refusal
Notice, the Distributor will have a period of thirty (30) days in which to accept or reject the offer to enter into an agreement with the Company for the marketing, distribution and sale of the Future Product on the terms and subject to the conditions of the Company proposal or New Product Third Party Proposal; as the case may be;

(3	In the event of acceptance by the Distributor of the New
Product Right of First Refusal Notice, then the Distributor and the Company will enter into an agreement with the Company for the marketing, distribution and sale of the Future Product on the terms and subject to the conditions of the Company Proposal or New Product Third Party Proposal as the case maybe;

(4	In the event that the Distributor does not accept the
Company's offer, then the Company will have the right to commence marketing or to enter into an agreement with the third party for the marketing, distribution and sale of the Future Product on the terms and subject to the conditions of the New Product Third Party Proposal, as the case may be. In the event the Company does not commence marketing within six (6) months on the terms of its proposal or the Company not enter into the agreement with the Third Party on the terms of the New Product Third Party Proposal, then the terms and conditions of this

<Page 58>

Section 11.1 will apply to any new proposal by the Company or any new proposal or counter-proposal from the third party or a new Third Party.

<Page 59>

12.	Confidential Information

12.1	The Company acknowledges that the Confidential Information of the Distributor is the property of the Distributor and the success, profitability and competitive position of the Distributor requires that the Confidential Information of the Distributor be maintained in confidence by the Company. Accordingly, the Company covenants and agrees with the Distributor, subject to Sections 12.2 and 12.3 of this Agreement, that:

(A)	the Company will at all times keep all Confidential
Information in the strictest confidence;

(B)	the Company will not use the Confidential Information for
any purpose other than for performing its obligations pursuant to this Agreement;

(C)	the Company will not at any time publish or in any way
participate or assist in the publishing of any Confidential
Information;

(D)	the Company will not disclose or assist in the disclosure
of any Confidential Information to any person, firm, corporation or other entity;

(E)	the Company will not contact the Distributor's independent
sales associates directly without the consent of the Distributor.

12.2	The Company may disclose the Confidential Information of the
Distributor in confidence to its lawyers, accountants and other professional advisors in connection with the performance of the business arrangements between the Company and the Distributor, each of whom shall be advised of the confidential nature of such confidential information.

12.3	The Company may disclose the Confidential Information of the
Distributor only to the extent necessary in order that the Company may comply with all applicable laws and regulations, including compliance with the Company's obligations as a reporting issuer under the United States Securities Exchange Act of 1934.

12.4	The Distributor acknowledges that the Confidential Information of the Company is the property of the Company and the success, profitability and competitive position of the Company requires that the Confidential Information of the Company be maintained in confidence by the Distributor. Accordingly, the Distributor covenants and agrees with the Company, subject to Sections 12.5 and
12.6 of this Agreement, that:

(A)	the Distributor will at all times keep all Confidential
Information in the strictest confidence;

(B)	the Distributor will not use the Confidential Information
for any purpose other than for performing its obligations pursuant to this Agreement;

<Page 60>

(C)	the Distributor will not at any time publish or in any way
participate or assist in the publishing of any Confidential
Information;



(D)	the Distributor will not disclose or assist in the
disclosure of any Confidential Information to any person, firm, corporation or other entity.

12.5	The Distributor may disclose the Confidential Information of the Company in confidence to its lawyers, accountants and other professional advisors in connection with the performance of the business arrangements between the Company and the Distributor.

12.6	The Distributor may disclose the Confidential Information of the Company only to the extent necessary in order that the Distributor may comply with all applicable laws and regulations, provided that this disclosure will not relate to the composition of the Company's proprietary polymers.

12.7	No waiver by either party of its rights pursuant to the
confidentiality agreements or any consent to any release of confidential information shall be effective unless expressed in writing, and no such waiver or consent shall apply beyond the specific facts in respect of which the waiver of consent was given.

12.8	This confidentiality agreements of each party do not apply to information which is or becomes publicly available or is lawfully received by the other party other than by breach of this Confidentiality Agreement.


13.	Modifications

13.1	The Distributor will not make any modifications to any
Products or in any way vary or change the specifications or content of the Products purchased from the Company. The Distributor will use its reasonable efforts to ensure that its sub-distributors, independent business associates, dealers, agents, or customers do not make any modifications to, or in any way vary, the specifications or content of any Products.


14.	Term and Termination

14.1	The term of this Agreement (the "Term") will commence on the
Effective Date of this Agreement and will continue until the earlier of December 31, 2002 or until the date on which this Agreement is terminated in accordance with the provisions of this Agreement. The Term of this Agreement will automatically renew from year to year after the initial Term until December 31, 2099 provided the Distributor has commenced activities and continues activities in at least three (3) countries within the Territory on the basis that registrations and approvals for sale of the Products has been obtained by the Company.

<Page 61>

14.2	Each of the Distributor or the Company, as the case may be,
shall have the right to terminate this Agreement upon the occurrence of any of the following events, such termination to be effective immediately upon the receipt or deemed receipt by the other party of notice to that effect and the expiry of any applicable period for remedy of the default:



(A)	if a party is in default of any of the material terms or
conditions of this Agreement, and shall fail to remedy such default within 60 days of written notice thereof from the other party, provided that if the default is the non-payment of any monetary amount, the defaulting party will have a period of 30 days from receipt of notice in which to remedy the default;

(B)	if (i) the North America Distribution Agreement is
terminated due to a default by the Distributor under the North American Distribution Agreement or the failure of the Distributor under the North American Distribution Agreement to meet the minimum purchase requirements under the North
America Distribution Agreement; and (ii) the Distributor has failed to purchase in aggregate the volumes of Products under this Agreement and the North America Distribution
Agreement which would meet or exceed the minimum volume requirements set forth in the North America Distribution
Agreement;

(C)	if the other party becomes bankrupt or insolvent, makes an
assignment for the benefit of its creditors or attempts to avail itself of any applicable statute relating to insolvent debtors;

(D)	if the other party winds-up, dissolves, liquidates or takes
steps to do so or otherwise ceases to function as a going concern or is prevented from reasonably performing its duties hereunder; or

(E)	if a receiver or other custodian (interim or permanent of
any of the assets of the other party is appointed by private instrument or by court order or if any execution or other similar process of any court becomes enforceable against the other party or its assets or if distress is made against the other party's assets or any part thereof.

14.3	Subject to Section 14.4, upon termination of this Agreement
for any reason whatsoever, the following shall apply:

(A)	those rights and obligations of each of the Company and the
Distributor which are expressly stated to survive termination of this Agreement will survive termination and will continue in full force and effect;

(B)	all rights and privileges granted by the Company to the
Distributor pursuant to this Agreement, including the rights to market, distribute and sell Products, will immediately terminate and be relinquished by the Distributor, and thereafter the Distributor shall take no action that would make it appear to the public that the Distributor is still supplying Products;

<Page 62>

(C)	the Distributor shall return to the Company all
advertising, informational or technical material given to the Distributor by the Company;

(D)	the Distributor shall cease using the Trade Names and
thereafter refrain from holding itself out as an authorized distributor of the Products;

(E)	the Distributor will retain in confidence all information
regarding the business and property of the Company and the Products;

(F)	all sub-distributorship agreements entered into by the
Distributor will terminate.



The provisions of this Section 14.3 will survive the termination of this Agreement.

14.4	In the event of termination of this Agreement by the Company, then the Distribution Rights will continue on a non-exclusive basis for a period of six months with respect to this Agreement or with respect to the deleted country, as the case may be, on the terms and conditions of this Agreement.


15.	Assignment

15.1	Except as provided by Section 7 of this Agreement, the rights granted by this Agreement may not be sold, assigned, sub-licensed or otherwise transferred by the Distributor without the prior written consent of the Company, which consent may be unreasonably withheld by the Company at its sole discretion.

15.2	The Company will have the right to assign this Agreement
without the consent of the Distributor.


16.	Miscellaneous Provisions

16.1	Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to all matters herein contained, and its execution has not been induced by, nor do any of the parties hereto rely upon or regard as material, any representations or writings whatsoever not incorporated herein and made a part hereof. This Agreement shall not be amended, altered or qualified except by an instrument in writing, signed by all parties hereto and any amendments, alterations or qualifications hereof shall not be binding upon or affect the rights of any party who has not given its consent in writing.

16.2	Interpretation

<Page 63>

The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

16.3	Severability

In the event that any of the covenants herein contained shall be held unenforceable or declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement and such unenforceable or invalid portion shall be severable from the remainder of this Agreement.

16.4	Force Majeure



In the event of an inability or failure by the Company to manufacture, supply or ship any of the Products herein by reason of any fire, explosion, war, riot, strike, walk-out, labour controversy, flood, shortage of water, power, labour transportation facilities or necessary materials or supplies, default or power failure of carriers, breakdown in or the loss of production or anticipated production from plant or equipment, act of God or public enemy, any law, act or order of any court, board, government or other authority of competent jurisdiction, or any other direct cause (whether or not of the same character as the foregoing) beyond the reasonable control of the Company, then the Company shall not be liable to the Distributor and will not be deemed to be in default during the period and to the extent of such inability or failure. Deliveries omitted in whole or in part while such inability remains in effect shall be cancelled.

16.5	Notices

Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if:

(a)	Delivered personally;
(b)	Sent by prepaid courier service or mail;or
(c)	Sent prepaid by telecopiers, fax, telex or other similar
means of electronic 			communication
Addressed to the relevant Party at the address/fax number shown for that Party at the beginning of this Agreement or in the Definition section,

Any notice so given shall be deemed conclusively to have been given and received when so personally delivered or, if sent by telex, fax, telecopier or other electronic communication, on the first business day thereafter, or if sent by mail on the third business day thereafter. Any party may change any particulars of its address/fax number for notice by notice to the others in the manner above described.

16.6	Time of the Essence

<Page 64>

Time shall be of the essence.

16.7	Further Assurances

The parties agree to sign such other instruments, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement.

16.8	Successors and Assigns

This Agreement shall endure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

16.9	Non-Waiver



No waiver by any party of any breach by any other party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.

16.10	Arbitration

All disputes in relation to this Agreement, other than a dispute regarding the non-payment of any monetary amount required by this Agreement, be referred to and finally resolved by Arbitration, under the rules of American Arbitration Association (the "Rules"), which Rules are deemed to be incorporated by reference into this Article. The tribunal shall consist of One (1) Arbitrator. The Parties will endeavour within twenty-one (21) days of the matter being referred to Arbitration to agree upon an Arbitrator, failing which the Arbitrator shall be appointed in accordance with the Rules. The place of Arbitration shall be in Las Vegas, Nevada.
The language of the Arbitration shall be English. The parties agree that the Arbitrator shall be requested to make his award within sixty (60) days following the later of the conclusion of the Arbitration hearings or any exchange of final written submissions by the Parties and further agree that the word of the Arbitrator shall be final and binding and without appeal.

16.11   Relationship

The relationship between the Company and the Distributor is, and during the term of this Agreement shall be that of independent contractors. No party shall be deemed a legal representative or agent of the other party for any purpose and shall have no right or authority to assume or create in writing or otherwise, any obligation of any kind, express or implied, with respect to any commitments, in the name of the other party or on behalf of the other party, unless given with the express written

<Page 65>
authority of such party. Furthermore, the relationship among the Company and the Distributor hereunder shall not constitute a joint venture, general partnership or similar arrangement.


	[THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

<Page 66>

16.12   Governing Law

This Agreement shall be governed by and construed in accordance with the laws of England

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date and year first above written.


SKINVISIBLE PHARMACEUTICALS,
INC.
by its authorized signatory

\s\ Terry H. Howlett
Signature of Authorized Signatory

Terry H. Howlett
Name of Authorized Signatory

President
Position of Authorized Signatory



EYI INTERNATIONAL LIMITED
by its authorized signatory

\s\ Thomas Viccars
Signature of Authorized Signatory

Thomas Viccars
Name of Authorized Signatory

Attorney & Agent
Position of Authorized Signatory